Exhibit 32(ii)

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Energizer Holdings, Inc. (the "Company") on Form 10-K for the year ending September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Daniel J. Sescleifer, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my best knowledge:

 (1)    The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

 (2)    The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Daniel J. Sescleifer
Executive Vice President and Chief Financial Officer